Exhibit 16.1

March 31, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Geopark Limited (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 16F of Form 20-F of Geopark Limited dated March 31, 2020.  We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PRICE WATERHOUSE & CO. S.R.L. /s/ Hernan Pablo Rodríguez Cancelo Araujo

Hernan Pablo Rodriguez Cancelo Araujo (Partner)

Autonomous City of Buenos Aires, Argentina
March 31, 2020